Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-47817

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 3, 1998)


                                OFFER TO EXCHANGE
                                 all outstanding
                          6 3/4% Senior Notes Due 2002
         which have not been registered under the Securities Act of 1933 for

                          6 3/4% Senior Notes Due 2002
                          which have been so registered

                                       of

                              HRPT Properties Trust
           (formerly known as Health and Retirement Properties Trust)


                             ----------------------


         Effective July 1, 1998, the name of Health and Retirement Properties Trust (the "Company") was changed to "HRPT Properties Trust". The Company's trading symbol on the New York Stock Exchange, "HRP", remains unchanged. Each broker-dealer that received 6 3/4% Senior Notes due 2002 which have been registered under the Securities Act of 1933, as amended ("New Notes"), for its own account pursuant to the exchange offer described in the accompanying Prospectus was required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution" in the accompanying Prospectus.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

             The date of this Prospectus Supplement is July 1, 1998.